UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2014

Autoliv, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-12933	51-0378542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Vasagatan 11, 7th Floor, SE-111 20

Box 70381,

SE-107 24, Stockholm, Sweden

(Address of principal executive offices, including zip code)

+46 8 587 20 600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre- commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

On February 19, 2014, Autoliv, Inc. (the “Company”) issued a press release announcing that as part of its previously communicated strategy of adjusting its capital structure and, in anticipation of the scheduled maturity of certain debt obligations, the Company intends to issue of new senior long-term debt securities during the first quarter of 2014 (the “Offering”). The amount of the issuance is subject to market conditions and investor interest. The Company intends to offer the notes principally to institutional investors in an exempt offering made pursuant to the exemption from the registration requirements under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”).

The offering has not been and will not be registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Act. The Company intends this notice to comply with Rule 135c of the Act and, accordingly, this notice does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

The full text of the press release with respect to the Offering is filed herewith (as Exhibit 99.1) in accordance with Rule 135c under the Securities Act of 1933, as amended, and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) EXHIBITS

99.1	Press Release of Autoliv, Inc. dated February 19, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTOLIV, INC.

Date: February 19, 2014

	By:	/s/ Anthony J. Nellis
	Name:	Anthony J. Nellis
	Title:	Interim Vice President – Legal Affairs General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Autoliv, Inc. dated February 19, 2014.